FOR IMMEDIATE RELEASE

Alpha Announces Third Quarter 2025 Financial Results

•Reports third quarter net loss of $5.5 million
•Records Adjusted EBITDA of $41.7 million for the quarter
•Posts total liquidity of $568.5 million as of September 30
•Achieves back-to-back record quarterly cost of coal sales performance since 2021
•Reduces 2025 guidance range for capital contributions to equity affiliates
BRISTOL, Tenn., November 6, 2025 - Alpha Metallurgical Resources, Inc. (NYSE: AMR), a leading U.S. supplier of metallurgical products for the steel industry, today reported financial results for the third quarter ending September 30, 2025.

	(millions, except per share)
	Three months ended
	Sep. 30, 2025	June 30, 2025	Sep. 30, 2024
Net (loss) income	($5.5)	($5.0)	$3.8
Net (loss) income per diluted share	($0.42)	($0.38)	$0.29
Adjusted EBITDA(1)	$41.7	$46.1	$49.0
Operating cash flow	$50.6	$53.2	$189.5
Capital expenditures	($25.1)	($34.6)	($31.5)
Tons of coal sold	3.9	3.9	4.1
__________________________________
1. These are non-GAAP financial measures. A reconciliation of Net Income to Adjusted EBITDA is included in tables accompanying the financial schedules.

"In back-to-back quarters, the highlight of our quarterly results is our cost performance," said Andy Eidson, Alpha's chief executive officer. "Reducing costs by almost three dollars as compared to last quarter's excellent results is an achievement to be proud of. I appreciate the team's hard work in achieving this milestone, especially given the difficult market backdrop we continue to experience."

Eidson continued: "Looking ahead, we remain focused on domestic negotiations for 2026 tons and building out our budget for the coming year. Once we gain clarity on these important details, we will provide more information about our expectations and guidance for 2026."

Financial Performance

Alpha reported a net loss of $5.5 million, or $0.42 per diluted share, for the third quarter 2025, as compared to net loss of $5.0 million, or $0.38 per diluted share, in the second quarter.

Total Adjusted EBITDA was $41.7 million for the third quarter, compared to $46.1 million in the second quarter.

Coal Revenues

	(millions)
	Three months ended
	Sep. 30, 2025	June 30, 2025
Met Segment	$525.2	$548.7

Met Segment (excl. freight & handling)(1)	$442.8	$464.1

Tons Sold	(millions)
	Three months ended
	Sep. 30, 2025	June 30, 2025
Met Segment	3.9	3.9
__________________________________
1. Represents Non-GAAP coal revenues which is defined and reconciled under "Non-GAAP Financial Measures" and "Results of Operations."

Coal Sales Realization(1)

	(per ton)
	Three months ended
	Sep. 30, 2025	June 30, 2025
Met Segment	$114.94	$119.43
__________________________________
1. Represents Non-GAAP coal sales realization which is defined and reconciled under "Non-GAAP Financial Measures" and "Results of Operations."

Third quarter net realized pricing for the Met segment was $114.94 per ton.

The table below provides a breakdown of our Met segment coal sold in the third quarter by pricing mechanism.

	(in millions, except per ton data)
Met Segment Sales	Three months ended Sep. 30, 2025
	Tons Sold	Coal Revenues	Realization/ton(1)	% of Met Tons Sold
Export - Other Pricing Mechanisms	1.4	$153.3	$107.25	40%
Domestic	0.9	$130.1	$151.63	24%
Export - Australian Indexed	1.3	$136.0	$106.39	36%
Total Met Coal Revenues	3.6	$419.3	$117.62	100%
Thermal Coal Revenues	0.3	$23.4	$81.64
Total Met Segment Coal Revenues (excl. freight & handling)(1)	3.9	$442.8	$114.94
__________________________________
1. Represents Non-GAAP coal sales realization which is defined and reconciled under "Non-GAAP Financial Measures" and "Results of Operations."

Cost of Coal Sales

	(in millions, except per ton data)
	Three months ended
	Sep. 30, 2025	June 30, 2025
Met Segment	$461.6	$480.0
Met Segment (excl. freight & handling/idle)(1)	$374.7	$388.8

(per ton)
Met Segment(1)	$97.27	$100.06

__________________________________
1. Represents Non-GAAP cost of coal sales and Non-GAAP cost of coal sales per ton which is defined and reconciled under "Non-GAAP Financial Measures" and "Results of Operations."

Alpha's Met segment cost of coal sales decreased to an average of $97.27 per ton in the third quarter, compared to $100.06 per ton in the second quarter.

Liquidity and Capital Resources

Cash provided by operating activities in the third quarter decreased to $50.6 million as compared to $53.2 million in the second quarter. Capital expenditures for the third quarter were $25.1 million compared to $34.6 million for the second quarter.

As of September 30, 2025, the company had total liquidity of $568.5 million, including cash and cash equivalents of $408.5 million, short-term investments of $49.4 million, and $185.5 million of unused availability under the asset-based revolving credit facility (ABL), partially offset by a minimum required liquidity of $75.0 million as required by the ABL. As of September 30, 2025, the company had no borrowings and $39.5 million in letters of credit outstanding under the ABL. Total long-term debt, including the current portion of long-term debt as of September 30, 2025, was $5.0 million.

Share Repurchase Program

As previously announced, Alpha's board of directors authorized a share repurchase program allowing for the expenditure of up to $1.5 billion for the repurchase of the company's common stock. As of October 31, 2025, the company had acquired approximately 6.8 million shares of common stock at a cost of approximately $1.1 billion since the start of the program. The number of common stock shares outstanding as of October 31, 2025 was 12,858,024, not including the potential effect of unvested equity awards.

The timing and amount of share repurchases will be based on various factors, including but not limited to market conditions, the trading price of the stock, applicable legal requirements, compliance with the provisions of the company's debt agreements, and other factors.

2025 Guidance Adjustments and Performance Update

Alpha is lowering its 2025 guidance range for capital contributions to equity affiliates to between $35 million and $41 million, down from the prior range of $44 million to $54 million.

As of October 29, 2025, Alpha has committed and priced approximately 85% of its metallurgical coal for 2025 at an average price of $122.57 per ton and 100% of its thermal coal for the year at an average price of $80.27 per ton.

	2025 Guidance
in millions of tons	Low	High
Metallurgical	13.8	14.8
Thermal	0.8	1.2
Met Segment - Total Shipments	14.6	16.0

Committed/Priced[1,2,3]	Committed	Average Price
Metallurgical - Domestic		$152.25
Metallurgical - Export		$110.84
Metallurgical Total	85%	$122.57
Thermal	100%	$80.27
Met Segment	87%	$118.97

Committed/Unpriced[1,3]	Committed
Metallurgical Total	13%
Thermal	—%
Met Segment	12%

Costs per ton[4]	Low	High
Met Segment	$101.00	$107.00

In millions (except taxes)	Low	High
SG&A5	$48	$54
Idle Operations Expense	$21	$29
Net Cash Interest Income	$6	$12
DD&A	$165	$185
Capital Expenditures	$130	$150
Capital Contributions to Equity Affiliates[6]	$35	$41
Cash Tax Rate	0%	5%
Notes:
1.Based on committed and priced coal shipments as of October 29, 2025. Committed percentage based on the midpoint of shipment guidance range.
2.Actual average per-ton realizations on committed and priced tons recognized in future periods may vary based on actual freight expense in future periods relative to assumed freight expense embedded in projected average per-ton realizations.
3.Includes estimates of future coal shipments based upon contract terms and anticipated delivery schedules. Actual coal shipments may vary from these estimates.
4.Note: The Company is unable to present a quantitative reconciliation of its forward-looking non-GAAP cost of coal sales per ton sold financial measures to the most directly comparable GAAP measures without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliation. The most directly comparable GAAP measure, GAAP cost of sales, is not accessible without unreasonable efforts on a forward-looking basis. The reconciling items include freight and handling costs, which are a component of GAAP cost of sales. Management is unable to predict without unreasonable efforts freight and handling costs due to uncertainty as to the end market and FOB point for uncommitted sales volumes and the final shipping point for export shipments. These amounts have varied historically and may continue to vary significantly from quarter to quarter and material changes to these items could have a significant effect on our future GAAP results.
5.Excludes expenses related to non-cash stock compensation and non-recurring expenses.
6.Includes contributions to fund normal operations at our DTA export facility and expected capital investments related to the facility upgrades.

Conference Call
The company plans to hold a conference call regarding its third quarter results on November 6, 2025, at 10:00 a.m. Eastern time. The conference call will be available live on the investor section of the company’s website at https://alphametresources.com/investors. Analysts who would like to participate in the conference call should dial 877-407-0832 (domestic toll-free) or 201-689-8433 (international) approximately 15 minutes prior to start time.

About Alpha Metallurgical Resources

Alpha Metallurgical Resources (NYSE: AMR) is a Tennessee-based mining company with operations across Virginia and West Virginia. With customers across the globe, high-quality reserves and significant port capacity, Alpha reliably supplies metallurgical products to the steel industry. For more information, visit www.AlphaMetResources.com.

Forward-Looking Statements

This news release includes forward-looking statements. These forward-looking statements are based on Alpha's expectations and beliefs concerning future events and involve risks and uncertainties that may cause actual results to differ materially from current expectations. These factors are difficult to predict accurately and may be beyond Alpha’s control. Forward-looking statements in this news release or elsewhere speak only as of the date made. New uncertainties and risks arise from time to time, and it is impossible for Alpha to predict these events or how they may affect Alpha. Except as required by law, Alpha has no duty to, and does not intend to, update or revise the forward-looking statements in this news release or elsewhere after the date this release is issued. In light of these risks and uncertainties, investors should keep in mind that results, events or developments discussed in any forward-looking statement made in this news release may not occur. See Alpha’s filings with the U.S. Securities and Exchange Commission for more information.

FINANCIAL TABLES FOLLOW

Non-GAAP Financial Measures

The discussion below contains “non-GAAP financial measures.” These are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP” or “GAAP”). Specifically, we make use of the non-GAAP financial measures “Adjusted EBITDA,” “non-GAAP coal revenues,” “non-GAAP cost of coal sales,” and “non-GAAP coal margin.” In addition to net income, we use Adjusted EBITDA to measure the operating performance of our reportable segment. Adjusted EBITDA does not purport to be an alternative to net income as a measure of operating performance or any other measure of operating results, financial performance, or liquidity presented in accordance with GAAP. Moreover, this measure is not calculated identically by all companies and therefore may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is presented because management believes it is a useful indicator of the financial performance of our coal operations. We use non-GAAP coal revenues to present coal revenues generated, excluding freight and handling fulfillment revenues. Non-GAAP coal sales realization per ton for our operations is calculated as non-GAAP coal revenues divided by tons sold. We use non-GAAP cost of coal sales to adjust cost of coal sales to remove freight and handling costs, depreciation, depletion and amortization - production (excluding the depreciation, depletion and amortization related to selling, general and administrative functions), accretion on asset retirement obligations, amortization of acquired intangibles, net, and idled and closed mine costs. Non-GAAP cost of coal sales per ton for our operations is calculated as non-GAAP cost of coal sales divided by tons sold. Non-GAAP coal margin per ton for our coal operations is calculated as non-GAAP coal sales realization per ton for our coal operations less non-GAAP cost of coal sales per ton for our coal operations. The presentation of these measures should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP.

Management uses non-GAAP financial measures to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. The definition of these non-GAAP measures may be changed periodically by management to adjust for significant items important to an understanding of operating trends and to adjust for items that may not reflect the trend of future results by excluding transactions that are not indicative of our core operating performance. Furthermore, analogous measures are used by industry analysts to evaluate the Company’s operating performance. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, capital investments and other factors.

Included below are reconciliations of non-GAAP financial measures to GAAP financial measures.

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Amounts in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues:
Coal revenues	$525,203	$669,783	$1,603,545	$2,331,196
Other revenues	1,575	2,114	5,464	8,742
Total revenues	526,778	671,897	1,609,009	2,339,938
Costs and expenses:
Cost of coal sales (exclusive of items shown separately below)	461,635	598,725	1,446,172	1,910,847
Depreciation, depletion and amortization	43,899	42,414	132,631	126,495
Accretion on asset retirement obligations	5,503	6,326	16,625	18,726
Amortization of acquired intangibles, net	1,357	1,675	4,071	5,025
Selling, general and administrative expenses (exclusive of depreciation, depletion and amortization shown separately above)	15,697	15,987	46,337	57,169
Other operating loss	1,209	1,461	3,215	3,813
Total costs and expenses	529,300	666,588	1,649,051	2,122,075
Income (loss) from operations	(2,522)	5,309	(40,042)	217,863
Other (expense) income:
Interest expense	(765)	(1,041)	(2,289)	(3,228)
Interest income	3,948	5,145	12,193	13,256
Equity loss in affiliates	(6,240)	(7,011)	(19,936)	(14,568)
Miscellaneous expense, net	(3,266)	(2,685)	(10,357)	(8,259)
Total other expense, net	(6,323)	(5,592)	(20,389)	(12,799)
(Loss) income before income taxes	(8,845)	(283)	(60,431)	205,064
Income tax benefit (expense)	3,330	4,087	16,015	(15,356)
Net (loss) income	$(5,515)	$3,804	$(44,416)	$189,708

Basic (loss) income per common share	$(0.42)	$0.29	$(3.41)	$14.58
Diluted (loss) income per common share	$(0.42)	$0.29	$(3.41)	$14.43

Weighted average shares – basic	13,015,413	13,017,820	13,040,138	13,011,234
Weighted average shares – diluted	13,015,413	13,092,019	13,040,138	13,146,566

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Amounts in thousands, except share and per share data)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$408,519	$481,578
Short-term investments	49,405	—
Trade accounts receivable, net of allowance for credit losses of $2,542 and $2,396 as of September 30, 2025 and December 31, 2024, respectively	289,182	362,141
Inventories, net	210,030	169,269
Prepaid expenses and other current assets	32,808	23,681
Total current assets	989,944	1,036,669
Property, plant, and equipment, net of accumulated depreciation and amortization of $759,337 and $667,260 as of September 30, 2025 and December 31, 2024, respectively	614,196	634,871
Owned and leased mineral rights, net of accumulated depletion and amortization of $146,498 and $124,965 as of September 30, 2025 and December 31, 2024, respectively	421,583	443,467
Other acquired intangibles, net of accumulated amortization of $45,515 and $41,444 as of September 30, 2025 and December 31, 2024, respectively	35,808	39,879
Long-term restricted cash	125,796	122,583
Long-term restricted investments	34,201	43,131
Deferred income taxes	6,981	6,516
Other non-current assets	116,790	111,592
Total assets	$2,345,299	$2,438,708
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$2,119	$2,916
Trade accounts payable	83,355	96,633
Accrued expenses and other current liabilities	165,061	151,560
Total current liabilities	250,535	251,109
Long-term debt	2,854	2,868
Workers’ compensation and black lung obligations	178,233	182,961
Pension obligations	87,995	100,597
Asset retirement obligations	187,216	189,805
Deferred income taxes	25,510	40,486
Other non-current liabilities	20,832	21,385
Total liabilities	753,175	789,211
Commitments and Contingencies
Stockholders’ Equity
Preferred stock - par value $0.01, 5,000,000 shares authorized, none issued	—	—
Common stock - par value $0.01, 50,000,000 shares authorized, 22,437,379 issued and 12,919,308 outstanding at September 30, 2025 and 22,383,325 issued and 13,016,390 outstanding at December 31, 2024	224	224
Additional paid-in capital	848,838	839,804
Accumulated other comprehensive loss	(48,083)	(50,082)
Treasury stock, at cost: 9,518,071 shares at September 30, 2025 and 9,366,935 shares at December 31, 2024	(1,320,825)	(1,296,916)

Retained earnings	2,111,970	2,156,467
Total stockholders’ equity	1,592,124	1,649,497
Total liabilities and stockholders’ equity	$2,345,299	$2,438,708

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Amounts in thousands)

	Nine Months Ended September 30,
	2025	2024
Operating activities:
Net (loss) income	$(44,416)	$189,708
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation, depletion and amortization	132,631	126,495
Amortization of acquired intangibles, net	4,071	5,025
Amortization of debt issuance costs and accretion of debt discount	889	839
Loss on disposal of assets	860	31
Accretion on asset retirement obligations	16,625	18,726
Employee benefit plans, net	19,369	15,123
Deferred income taxes	(15,997)	3,254
Stock-based compensation	10,405	9,317
Equity loss in affiliates	19,936	14,568
Other, net	(2,054)	(97)
Changes in operating assets and liabilities	(16,359)	140,672
Net cash provided by operating activities	125,960	523,661
Investing activities:
Capital expenditures	(98,196)	(156,167)
Proceeds from disposal of assets	101	763
Purchases of investment securities	(87,973)	(37,015)
Sales and maturities of investment securities	48,739	36,529
Capital contributions to equity affiliates	(28,405)	(22,865)
Other, net	42	24
Net cash used in investing activities	(165,692)	(178,731)
Financing activities:
Principal repayments of long-term debt	(1,362)	(1,748)
Debt issuance costs	(2,159)	—
Dividend equivalents paid	(415)	(3,077)
Common stock repurchases and related expenses	(25,153)	(117,648)
Other, net	(1,025)	(945)
Net cash used in financing activities	(30,114)	(123,418)
Net (decrease) increase in cash and cash equivalents and restricted cash	(69,846)	221,512
Cash and cash equivalents and restricted cash at beginning of period	604,161	384,125
Cash and cash equivalents and restricted cash at end of period	$534,315	$605,637

Supplemental disclosure of noncash investing and financing activities:
Accrued capital expenditures	$11,559	$6,845
Accrued stock repurchase excise tax	$127	$4,652
The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the Condensed Consolidated Balance Sheets that sum to the total of the same such amounts shown in the Condensed Consolidated Statements of Cash Flows.

	As of September 30,
	2025	2024
Cash and cash equivalents	$408,519	$484,560
Long-term restricted cash	125,796	121,077
Total cash and cash equivalents and restricted cash shown in the Condensed Consolidated Statements of Cash Flows	$534,315	$605,637

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION
(Amounts in thousands)

	Three Months Ended			Nine Months Ended September 30
	September 30, 2025	June 30, 2025	September 30, 2024	2025	2024
Net (loss) income	$(5,515)	$(4,954)	$3,804	$(44,416)	$189,708
Interest expense	765	761	1,041	2,289	3,228
Interest income	(3,948)	(4,199)	(5,145)	(12,193)	(13,256)
Income tax (benefit) expense	(3,330)	(1,248)	(4,087)	(16,015)	15,356
Depreciation, depletion and amortization	43,899	44,822	42,414	132,631	126,495
Non-cash stock compensation expense	2,950	4,018	3,013	10,405	9,317
Accretion on asset retirement obligations	5,503	5,508	6,326	16,625	18,726
Amortization of acquired intangibles, net	1,357	1,357	1,675	4,071	5,025
Adjusted EBITDA	$41,681	$46,065	$49,041	$93,397	$354,599

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS

	Three Months Ended
(In thousands, except for per ton data)	September 30, 2025	June 30, 2025	September 30, 2024
Coal revenues	$525,203	$548,675	$669,783
Less: Freight and handling fulfillment revenues	(82,448)	(84,589)	(119,093)
Non-GAAP Coal revenues	$442,755	$464,086	$550,690
Non-GAAP Coal sales realization per ton	$114.94	$119.43	$132.76

Cost of coal sales (exclusive of items shown separately below)	$461,635	$479,953	$598,725
Depreciation, depletion and amortization - production (1)	43,582	44,504	42,108
Accretion on asset retirement obligations	5,503	5,508	6,326
Amortization of acquired intangibles, net	1,357	1,357	1,675
Total Cost of coal sales	512,077	531,322	648,834
Less: Freight and handling costs	(82,448)	(84,589)	(119,093)
Less: Depreciation, depletion and amortization - production (1)	(43,582)	(44,504)	(42,108)
Less: Accretion on asset retirement obligations	(5,503)	(5,508)	(6,326)
Less: Amortization of acquired intangibles, net	(1,357)	(1,357)	(1,675)
Less: Idled and closed mine costs	(4,517)	(6,520)	(5,625)
Non-GAAP Cost of coal sales	$374,670	$388,844	$474,007
Non-GAAP Cost of coal sales per ton	$97.27	$100.06	$114.27

GAAP Coal margin	$13,126	$17,353	$20,949
GAAP Coal margin per ton	$3.41	$4.47	$5.05

Non-GAAP Coal margin	$68,085	$75,242	$76,683
Non-GAAP Coal margin per ton	$17.68	$19.36	$18.49

Tons sold	3,852	3,886	4,148
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Nine Months Ended
(In thousands, except for per ton data)	September 30, 2025	September 30, 2024
Coal revenues	$1,603,545	$2,331,196
Less: Freight and handling fulfillment revenues	(250,961)	(407,219)
Non-GAAP Coal revenues	$1,352,584	$1,923,977
Non-GAAP Coal sales realization per ton	$117.66	$147.26

Cost of coal sales (exclusive of items shown separately below)	$1,446,172	$1,910,847
Depreciation, depletion and amortization - production (1)	131,678	125,580
Accretion on asset retirement obligations	16,625	18,726
Amortization of acquired intangibles, net	4,071	5,025
Total Cost of coal sales	1,598,546	2,060,178
Less: Freight and handling costs	(250,961)	(407,219)
Less: Depreciation, depletion and amortization - production (1)	(131,678)	(125,580)
Less: Accretion on asset retirement obligations	(16,625)	(18,726)
Less: Amortization of acquired intangibles, net	(4,071)	(5,025)
Less: Idled and closed mine costs	(17,028)	(27,218)
Non-GAAP Cost of coal sales	$1,178,183	$1,476,410
Non-GAAP Cost of coal sales per ton	$102.49	$113.00

GAAP Coal margin	$4,999	$271,018
GAAP Coal margin per ton	$0.43	$20.74

Non-GAAP Coal margin	$174,401	$447,567
Non-GAAP Coal margin per ton	$15.17	$34.26

Tons sold	11,496	13,065
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended September 30, 2025
(In thousands, except for per ton data)	Tons Sold	Coal Revenues	Non-GAAP Coal sales realization per ton	% of Met Tons Sold
Export - other pricing mechanisms	1,429	$153,260	$107.25	40%
Domestic	858	130,098	$151.63	24%
Export - Australian indexed	1,278	135,967	$106.39	36%
Total Met segment - met coal	3,565	419,325	$117.62	100%
Met segment - thermal coal	287	23,430	$81.64
Non-GAAP Coal revenues	3,852	442,755	$114.94
Add: Freight and handling fulfillment revenues	—	82,448
Coal revenues	3,852	$525,203